EXHIBIT 10.2


                                    HAMILTON
                                  BANCORP INC.

                                              May 7,1997

Ezcony Trading Corporation
Panama, Republica de Panama
Attn: Mr. Ezra Cohen

RE: US$15,000,000 LINE OF CREDIT FACILITY

Dear Sirs,

     Hamilton Bank, N.A. (the "Bank") is pleased to offer the following credit financings to Ezcony Trading Corporation ("Ezcony"), representing an increase of US$5,100,000 to the Credit Facility, under the following terms and conditions:

BORROWER:        Ezcony Trading Corporation

TYPES OF         US$15,000,000 line of credit for issuance of sight and time
CREDIT           letters of credit, short term advances to refinance letters of credit and collection, short term import and export financings and discount of short term third party paper with recourse, with interest discounted (except for import financings which shall be payable monthly in arrears) and principal payable at maturity. The term of a letter of credit draft, any refinancing thereof or any refinancing of collections shall not exceed 180 days. The remaining term of any discounted paper shall not exceed 180 days.

                 Export and import financings shall not at any time exceed US$3,000,000, and the maximum face amount of any outstanding discounted paper shall not exceed US$4,000,000.

                 Export financings shall be made against the assignment of letters of credit issued in favor of Ezcony and confirmed by the Bank, and such financings shall not exceed 90 days. Import financings shall be made against purchase orders or copies of invoices with payments made directly to the suppliers, and such financings shall not exceed 180 days.

                 The line of credit may be terminated at any time, in the Bank's sole discretion, and in the absence of such termination will expire on April 30, 1998.

PRICING: The Credit Facility shall bear an interest rate of Prime Rate plus one and a half percent (1/2%), with a 0.25% disbursement fee on refinancing of letters of credit and documentary collections and a 0.25.% disbursement fee on import financings.

                 The term "Prime Rate" shall mean the annual rate of interest from time to time announced by the Citibank, N.A. as its prime rate with respect to which rates of interest on sums advanced is calculated, but shall not under any circumstances, mean the lowest or best rate of interest charged on sums advanced by such institution. The Bank reserves the right to increase the rate of interest payable hereunder by the amount of any increase in the Prime Rate after the date hereof.

FACILITY FEE:    0.25% of the amount of the increase, payable quarterly in four equal payments.

FEES:            1/4 of 1% Negotiation Fee
                 1/4 of 1% Issuance Fee
                 2% Acceptance Commission per annum

                 In addition to the aforementioned fees, the Bank will charge Normal and Customary Administrative Fees, which are subject to change from time to time at the Bank's sole discretion.

COLLATERAL:      Certificates of deposit in the name of Ezcony in the aggregate principal amount of US$1,257,081.

GUARANTORS:      Ezcony Interamerica, Inc.
                 Ezra Cohen
                 Ezra Homsany
                 Daniel Homsany
                 David Djemal Homsany

CONDITIONS       Ezcony shall execute and deliver to the Bank this Agreement,
PRECEDENT        the Promissory Note, the Corporate Guarantee of Ezcony
                 Interamerica, Inc., the Personal Guarantees of Ezra Cohen, Ezra
                 Homsany, and David Djemal Homsany and other documents as the Bank may request in connection with this Credit Facility, all in form and substance satisfactory to the Bank and its legal counsel (hereinafter referred to as the "Documentation").

REPRESENTATIONS As an inducement to the Bank to enter into this Credit Facility AND WARRANTIES: as provided herein, Ezcony represents and warrants to the Bank that:

                 1) Ezcony is a corporation, duly organized, validly existing and in good standing under the laws of the Republic of Panama and is authorized to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such authorization.

                 2) There are no actions, suits or proceedings (whether or not purportedly on behalf of Ezcony) pending, or to the knowledge of Ezcony threatened against, or affecting Ezcony, at law or in equity, before or by any person or entity, which, if adversely determined, could have a material adverse effect on Ezcony.

                 3) Ezcony is not in violation or default with respect to any applicable laws and/or regulations that could materially affect the operations and/or condition (financial or otherwise) of Ezcony, nor is Ezcony in violation or default with respect to any order, writ, injunction, demand, or decree of any court, any person or entity.

COVENANTS:       Ezcony shall provide to the Bank a copy of its quarterly
                 interim financial statements no later than 45 days after quarter end, and audited fiscal year end financial statements no later than 90 days after fiscal year end. In addition, the Corporate Guarantor shall provide to the Bank a copy of its 10-K reports and 10-Q reports.

DEFAULT: Failure of Ezcony to perform its obligations under the Documentations shall constitute an Event of Default hereunder and shall render all amounts owed to the Bank hereunder or otherwise immediately due and payable. Likewise, Ezcony's failure to perform any obligation hereunder shall constitute a default under the Documentation.

                 Upon the occurrence of any default under the Documentation, or hereunder, or if at anytime the Bank feels insecure for any reason whatsoever, the Bank may, at its option, terminate this Credit Facility and/or declare all liabilities (matured or unmatured) of Ezcony to the Bank immediately due and payable without notice or demand.

                 No delay or omission on the part of the Bank in exercising any right hereunder or under any of the Documentation shall operate as a waiver of such right or of any other right hereunder or under any of the Documentation. Presentment, demand, including demand hereunder, protest, notice of dishonor and extension of time without notice are hereby waived by Ezcony. Ezcony promises and agrees to pay all costs of collection including, but not limited to, reasonable fees and costs of the Bank's legal counsel, regardless of whether any such costs are incurred before or at trial, upon appeal or otherwise. Any notice to Ezcony shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to or left upon the premises at the address shown below or any other address shown on Bank's records.

ENTIRE           This Agreement supersedes all prior agreements, correspondence,
AGREEMENT:       and understandings relating to the subject matter hereof

                 If any term in any documentation executed by the Ezcony in connection with any credit extended under this Agreement conflicts or is inconsistent with the terms of this Agreement, the terms of this Agreement shall control, PROVIDE, HOWEVER, that terms that are more comprehensive than equivalent terms herein shall be deemed to be supplementary of this Agreement and not inconsistent or in conflict with the terms hereof.

                 WAIVER OF RIGHT TO TRIAL: EZCONY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY ACTION,

                 PROCEEDING OR COUNTERCLAIM BASED ON THIS CREDIT FACILITY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT FACILITY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS CREDIT FACILITY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY IN CONNECTION WITH THIS CREDIT FACILITY.


GOVERNING LAW:   This Credit Facility shall be governed by and construed in accordance with the laws of the State of Florida.

     If Ezcony is in accordance with the foregoing, please sign and return to us the enclosed copy of this letter, no later than 5:00 p.m. (New York time) on May 24, 1997.

                                            Very truly yours,


                                            HAMILTON BANK, N.A.

Agreed and Accepted this 7th
day of May, 1997:
                                            By:/s/ JAIME A. MARTIN
                                            ----------------------------------
                                               Jaime A. Martin
EZCONY TRADING CORPORATION                     Officer
                                               International Corporate Banking
   /s/ EZRA COHEN
By:-----------------------
   Ezra Cohen                               By:/s/ ANTONIO M. ARBULU
   President                                ----------------------------------
                                               Antonio M. Arbulu
                                               Vice President
                                               International Corporate Banking